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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-05969, 333-30179, 333-40942, 333-44506,
333-76973, 333-92719, 333-85484, 333-102671, 333-104853, 333-110518, 333-114585,
333-123659, 333-131746) and on Form S-8 (Nos. 333-11913, 333-57319, 333-51116,
333-96701) of Matritech, Inc of our report dated March 21, 2006 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 21, 2006